Loan Agreement

Loan Agreement

This loan agreement (the “Agreeement”) in entered in by and between the following two Parties on 7th July, 2010.

Borrower: [Moqizone] Holdings Limited (the “Lender”), a limited liability company incorporated under the laws of Cayman Islands with the business address at 7A-D Hong Kong Industrial Building, 444-452 Des Voeux Road West, Hong Kong; and

Lender: Smart Lead Enterprises Limited, a limited liability company incorporated under the laws of British Virgin Islands with the address at P.O. Box 3444, Road Town, Tortola, British Virgin Islands.

Each of the Lender and the Borrower shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas:

The Borrower and the Lender entered into a Share Transfer Agreement (the “Share Transfer Agreement”). The Borrower acquired 51% shares in Viva Red Company Limited (“Viva Red”), a limited liability company incorporated under the laws of British Virgin Islands, and shall pay US$490,000 in cash as the first installment of the share transfer price to the Lender after the fulfillment of the conditions provided in the Share Transfer Agreement. The Lender agrees to lend the said amount of money to the Borrwoer for the operation of Viva Red. The Agreement is hereby entered into.

The Parties hereby reach the following agreemtns after friendly consultation.

1.	Loan

1.1
In accordance with the terms and conditions of this Agreement, Lender agrees to provide a loan in the amount of US$490,000 (the “Loan”) to the Borrower. The term of the Loan shall be 2 years from the date of this Agreement, which may be extended upon mutual written consent of the Parties. The Lender shall not request advanced repayment without the prior written consent of the Borrower.

1.2
Lender agrees to adopt the RMB to US dollar exchange rate of the date of the Aagreement as the settlement exchange rate, which is RMB6.8010 per US$. Therefore, the Loan is RMB 3,332,490. Borrower shall repay the Loan in Renminbi.

1.3	Borrower agrees that from the month in which the Loan is effective, Borrower shall pay at the end of each month the annual fund management fee at 8% which is allocated equally to 12 monthes.

1.4	The Loan hereunder shall be wired to the account of the Borrower or Viva Red as stipulated in the Share Transfer Agreement.

Loan Agreement

2.	Use of The Loan

The Loan hereunder shall be used compeleted as the working capital for Viva Red’s normal business operation. The Loan shall not be used for other purposes without the Lender’s prior written consent, including without limitation the loan to any third party, long-term investment and speculation, etc.

3	Representations and Warranties

3.1	Between the date of this Agreement and the full performance of this Agreement, Lender represents and warranties to the Borrower as the following:

3.1.1	Lender is duly organized and validly existing under the laws of British Virgin Islands.

3.1.2
Lender has the legal capacity to execute and perform this Agreement. The execution and performance by Borrower of this Agreement is consistent with the provisions of Borrower's corporate bylaws and other organizational documents, and Borrower has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement.

3.1.3	This Agreement constitutes Lender's legal, valid and binding obligations, enforceable in accordance with its terms; and

3.1.4
There are no disputes, litigations, arbitrations, administrative proceedings or any other legal proceedings relating to Lender, nor are there any potential disputes, litigations, arbitrations, administrative proceedings or any other legal proceedings relating to Lender.

3.2	Between the date of this Agreement and the complete fuifillment of this Agreement, the Borrower represents and warranteis to the Lender as the following:

3.2.1	Borrower is duly organized and validly existing under the laws of [Cayman] Islands;

3.2.2
Borrower has the legal capacity to execute and perform this Agreement. The execution and performance by Lender of this Agreement is consistent with the provisions of Borrower's corporate bylaws and other organizational documents, and Borrower has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement. and

3.2.3	This Agreement constitutes Borrower's legal, valid and binding obligations, enforceable in accordance with its terms; and

3.2.4
There are no disputes, litigations, arbitrations, administrative proceedings or any other legal proceedings relating to Lender, nor are there any potential disputes, litigations, arbitrations, administrative proceedings or any other legal proceedings relating to Borrower.

Loan Agreement

4	Liability for Default

4.1
In the event either Party breaches this Agreement or otherwise causes the non-performance of this Agreement in part or in whole, the Party shall be liable for such breach and shall compensate all damages (including litigation and attorneys fees) resulting therefrom. In the event that both Parties breach this Agreement, each Party shall be liable for its respective breach.

4.2
This Agreement shall be terminated upon the occurance of the following: the Parties mutually agree to terminat this Agreement in writing and the Borrower grants prior written consent to such termination of this Agreement.

5	Notices

5.1
All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, by a commercial courier service or by facsimile transmission to the address of such Party set forth below.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows: (1) notices given by personal delivery, by courier service or by registered mail shall be deemed effectively given on the date of receipt or refusal; and (2) notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

5.2	For the purpose of notices, the addresses of the Parties are as follow：

Borrower: [Moqizone] Holdings Limited
Address: 7A-D Hong Kong Industrial Building, 444-452 Des Voeux Road West, Hong Kong.
Tel: (852) 34434383
Fax:  (852) 21684144
Attention: Lawrence Cheung/Benjamin Chan

Lender: Smart Lead Enterprises Limited
Address: 1B, Golden House, 1 Austin Avenue, Tsim sha tsui, Kowloon, Hong Kong
Attention: Shi Sha Li
Tel: (852) 90278223
Fax: (852) 25292999

5.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

6	Confidentiality

Each of the Parties shall not disclose the content and existence of the Agreement to any employee who has no direct relationship with this Ageement or any third party, or make any oral and/ or written publication or statement and/or provide any information without the other Party’s prior written consent. This provision shall be binding at any time. In the event either Party breaches this provision, the breaching Party shall be liable for such breach and shall compensate all damages (including litigation and attorneys fees) resulting therefrom to the other Party.

Loan Agreement

7	Governing Law and Resolution of Disputes

7.1	The execution, effectiveness, construction and performance of this Agreement shall be governed by the laws of Hong Kong Special Administration Region.

7.2
In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through good faith negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the Hong Kong International Arbitration Center for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Hong Kong, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

8	Miscellaneous

8.1	This Agreement shall become effective on the date thereof, and shall expire upon the date of full performance by the Parties of their respective obligations under this Agreement.

8.2
The fees asring out of the negociations and performance of all of the matters in connection with this Agreement and those matters comtemplated hereunder shall be borne respectively by the Parties, which include without limitation the legal fees, accouting fees, financial fees, consultancy fees, agent fees, government fees and all other expenses.

8.3	This Agreement shall be written in both Chinese and English language in two copies, each Party having one copy with equal legal validity.

8.4
This Agreement may be amended or supplemented through written agreement by and between the Parties. Such written amendment agreement and/or supplementary agreement executed by and between Lender and Borrower are an integral part of this Agreement, and shall have the same legal validity as this Agreement. This Agreement shall not be amend in any way without the prior written consent of the Borrower and each of the Parties shal not assign any of its rights or obligations hereunder to any third Party or make any other disposal of ts rights or obligations hereunder.

8.5
In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

Loan Agreement

 [Signature page follows]

Loan Agreement

This Loan Agreement is executed by the following Parties as of the date first above written

Borrower: Smart Lead Enterprises Limited	Lender: [Moqizone] Holdings Limited

Sign By：	Sign by：
Name：	Name：
Title：	Title：